Exhibit 23.2




                         CONSENT OF INDEPENDENT AUDITORS

We consent to the reference to our firm under the caption "Experts" in the Registration Statement (Form S-3 No. 333-00000) and related Prospectus of Sheffield Pharmaceuticals, Inc. for the registration of 2,893,334 shares of its common stock and to the incorporation by reference therein of our report dated February 12, 1997, except for Note 9 as to which the date is March 14, 1997, with respect to the consolidated financial statements of Sheffield Pharmaceuticals, Inc. and subsidiaries included in its Annual Report (Form 10-KSB) for the year ended December 31, 1996, filed with the Securities and Exchange Commission.



                                                    /s/  Ernst & Young LLP
                                                    -----------------------
                                                         Ernst & Young LLP

Princeton, New Jersey
October 16, 1997